Exhibit 23.3 / Consent of Auditors



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 14, 2000, accompanying the consolidated financial statements incorporated in the Annual Report of Digital Commerce International, Inc. on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Digital Commerce International, Inc. on Form S-8 dated June 5, 2001.

                                  /s/GRANT THORNTON LLP
                                  ----------------------------------------
Salt Lake City, Utah
June 5, 2001